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                                                                     EXHIBIT 4.1


  YEAR 2003 PERFORMANCE CONTRACT WITH PRESIDENT OF PETROCHINA COMPANY LIMITED

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
Offeree: Name: CHEN, Geng                            Offeror: Name: MA, Fucai               Term of the Contract: January 1, 2003 to
                                                                                                                  December 31, 2003
Title:   President of PetroChina Company Limited     Title:   Chairman of the Board of
         ("PetroChina")                                       Directors of PetroChina       Date of Execution: January 18, 2003

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

INDICES                          KEY PERFORMANCE INDICES       WEIGHT    MEASUREMENT             TARGET          ACTUAL
                                 (KPI)                                                                           PERFORMANCE
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
Profits Indices                  Rate of return of the         40%       %                       8.38
                                 invested capital of
                                 PetroChina (ROIC)

                                 Net income of PetroChina      20%       In million RMB          34,280
                                 (NI)

                                 Free cash flow of             15%       In million RMB          3,880
                                 PetroChina (FCF)
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Operating Indices                Sales revenue per capita      10%       In thousand RMB/person  501,9

                                 Rate of reserves              10%       %                       102
                                 replacement

                                 Performance indices
                                 fulfillment rate for HR,       5%       %                       100
                                 supervision and audit

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Indices to Be Put                Total number of employees     < or = 420,000                                    Comprehensive
under Control                                                                                                    performance
                                                                                                                 expressed in marks
                                                                                                                 to be reduced
                                 Safety                        Accidents involving death                         by 10 marks if
                                                               < or = 0.05 persons/million man-hours             exceeding target of
                                                                                                                 the index put
                                                                                                                 under control.
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Signature of Offeree: /s/ CHEN GENG    Signature of Offeror: /s/ MA FUCAI
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